Soliloquy – A Division of JTT Holdings, Inc.

Financial Statements

Years Ended December 31, 2007 and 2006

SOLILOQUY – A DIVISION OF JTT HOLDINGS, INC.

FINANCIAL STATEMENTS
Years Ended December 31, 2007 and 2006

SOLILOQUY – A DIVISION OF JTT HOLDINGS, INC.

FINANCIAL STATEMENTS
Years Ended December 31, 2007 and 2006

INDEPENDENT AUDITOR’S REPORT

The Board of Directors and Stockholders of
Soliloquy– A Division of JTT Holdings, Inc.
Waltham, Massachusetts

We have audited the accompanying balance sheets of Soliloquy - A Division of JTT Holdings, Inc. (the Division) as of December 31, 2007 and 2006 and the related statements of operations, net parent company deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Division management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Soliloquy - A Division of JTT Holdings, Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

VITALE, CATURANO & COMPANY, LTD.

March 3, 2008
Boston, Massachusetts

SOLILOQUY - A DIVISION OF JTT HOLDINGS, INC.

Balance Sheets
December 31, 2007 and 2006

	2007	2006

ASSETS
Current assets:
Accounts receivable, net of allowance for doubtful accounts of $25,143 and $3,610 as of December 31, 2007 and 2006, respectively	$222,391	$139,873
Inventory	20,041	16,593
Prepaid expenses and other current assets	45,197	23,045
Deferred costs, current portion	168,319	64,995

Total current assets	455,948	244,506

Property and equipment, net	28,922	56,786
Other noncurrent assets	—	15,562
Deferred costs, long-term	483,663	192,976

	512,585	265,324

	$968,533	$509,830

LIABILITIES AND NET PARENT COMPANY DEFICIT
Current liabilities:
Accounts payable	$258,796	$224,352
Accrued expenses	15,252	47,938
Accrued compensation	90,776	95,452
Capital lease obligation, current portion	5,056	21,612
Deferred revenue, current portion	3,105,917	1,717,326

Total current liabilities	3,475,797	2,106,680

Deferred revenue, net of current portion	6,044,406	6,272,564
Capital lease obligation, net of current portion	—	4,187

Total liabilities	9,520,203	8,383,431

Commitments and contingencies (Note 6)

Net parent company deficit	(8,551,670)	(7,873,601)

	$968,533	$509,830

See notes to financial statements.

SOLILOQUY - A DIVISION OF JTT HOLDINGS, INC.
Statements of Operations
Years Ended December 31, 2007 and 2006

	2007	2006

Revenues:
Software licenses, services and support	$1,648,879	$1,021,083
Royalty and other	229,753	274,499

Total revenues	1,878,632	1,295,582

Cost of revenues:
Software licenses, services and support	253,791	379,429
Royalty and other	32,869	52,290

Total cost of revenues	286,660	431,719

Gross profit	1,591,972	863,863

Operating expenses:
Sales and marketing	1,353,300	1,094,210
Research and development	2,508,257	2,100,264
General and administrative	486,649	381,530

	4,348,206	3,576,004

Net loss	$(2,756,234)	$(2,712,141)

See notes to financial statements.

SOLILOQUY - A DIVISION OF JTT HOLDINGS, INC.
Statements of Net Parent Company Deficit
Years Ended December 31, 2007 and 2006

Net parent company deficit, December 31, 2005	$(5,616,722)

Net parent company contributions	448,962

Stock-based compensation	6,300

Net loss	(2,712,141)

Net parent company deficit, December 31, 2006	(7,873,601)

Net parent company contributions	2,078,073

Stock-based compensation	92

Net loss	(2,756,234)

Net parent company deficit, December 31, 2007	$(8,551,670)

See notes to financial statements.

SOLILOQUY - A DIVISION OF JTT HOLDINGS, INC.
Statements of Cash Flows
Years Ended December 31, 2007 and 2006

	2007	2006

Cash flows from operating activities:
Net loss	$(2,756,234)	$(2,712,141)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	61,383	51,867
Stock-based compensation	92	6,300
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(82,518)	22,066
Inventory	(3,448)	(13,583)
Prepaid expenses and other current assets	(22,152)	41,838
Deferred costs	(394,011)	(139,057)
Other assets	15,562	(4,133)
Increase (decrease) in:
Accounts payable	34,444	40,235
Accrued expenses	(32,686)	9,989
Accrued compensation	(4,676)	11,279
Deferred revenue	1,160,433	2,282,840

Net cash used in operating activities	(2,023,811)	(402,500)

Cash flows from investing activities:
Acquisitions of property and equipment	(33,519)	(31,298)

Net cash used in investing activities	(33,519)	(31,298)

Cash flows from financing activities:
Payments on capital lease obligations	(20,743)	(15,164)
Net contributions from parent company	2,078,073	448,962

Net cash provided by financing activities	2,057,330	433,798

Net increase (decrease) in cash and cash equivalents	—	—

Cash and cash equivalents, beginning of year	—	—

Cash and cash equivalents, end of year	$—	$—

Supplemental disclosure of cash flow information:
Cash paid for during the year for:
Interest	$—	$—

Income taxes	$—	$—

Supplemental disclosures of noncash investing and financing activities:
Capital lease obligation assumed with the acquisition of property and equipment	$—	$16,972

See notes to financial statements.

SOLILOQUY – A DIVISION OF JTT HOLDINGS, INC.
Notes to Financial Statements
Years Ended December 31, 2007 and 2006

1.	THE DIVISION

Soliloquy (the Division), a division of JTT Holdings, Inc. (JTT Holdings, Inc.), operates a software development, marketing and sales business focused on using scientifically based speech-recognition software to help children learn to read and improve their reading fluency.

JTT Holdings Inc., the parent of Soliloquy, is a Delaware corporation and operates the Soliloquy Division and the Readio Division. JTT Holdings, Inc. was formed in June, 2005. In September 2005, Soliloquy Learning, Inc. merged into JTT Holdings, Inc.

Soliloquy Learning, Inc. was formed in 2001 as a Delaware corporation.

On January 1, 2008, JTT Holdings Inc. signed an Asset Purchase Agreement pursuant to which Scientific Learning Corporation, a publicly traded California corporation, acquired substantially all of the Division’s assets and assumed certain liabilities.

The accompanying financials statements reflect substantially all of the Division’s costs of doing business, including those incurred by JTT Holdings, Inc. on the Division’s behalf. Cost allocations have been made in accordance with SEC Staff Accounting Bulletin (SAB) No. 55, “Allocation of Expenses and Related Disclosure in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of Another Entity.”

Costs that are clearly identifiable as being applicable to the Division’s business have been allocated to the Division. The most significant costs included in this category are certain corporate selling, general and administrative expenses, such as salaries and related benefit expenses. Costs of centralized operations that serve all of JTT Holdings, Inc. have been allocated, where such allocations would be material, using relevant allocation measures, such as estimated salary and benefits costs of certain centralized personnel. Corporate costs that clearly relate to businesses that were retained by JTT Holdings, Inc. or that do not provide any significant direct or indirect benefit to the Division have not been allocated to the Division. As discussed in Note 2, the Division accounts for income taxes using the separate return method, pursuant to Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes”. The Division does not have any indebtedness with JTT Holdings, Inc. and JTT Holdings, Inc. does not allocate to the Division interest expense associated with general corporate borrowing. The Division believes that the allocation methods described herein are reasonable and fairly reflect its financial position and results of operations.

Net parent company deficit consists of the original capital investment by JTT Holdings, Inc. and the subsequent net cash flows between JTT Holdings, Inc. and the Division.

JTT Holdings, Inc. facilitates all cash transactions associated with the Division’s business. The Division and JTT Holdings, Inc. do not contemplate settlement of the resulting intercompany balances, therefore they are considered capital transactions. The receipt of amounts due or payment of expenses by JTT Holdings, Inc. on behalf of the Division result in a parent company contribution or distribution, as applicable. The net contribution or distribution is recorded as an increase or decrease, respectively, in net parent company deficit in the statement of changes in parent company deficit.

SOLILOQUY – A DIVISION OF JTT HOLDINGS, INC.
Notes to Financial Statements
Years Ended December 31, 2007 and 2006

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Division considers all short-term, highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. An allowance for doubtful accounts is provided for those accounts receivable considered to be uncollectible based upon historical experience and management’s evaluation of outstanding accounts receivable at the end of the year. Bad debts are written off against the allowance when identified.

Inventories

Product inventories, which are primarily finished goods, are stated at the lower cost or market. Cost is determined by using an average costing approach, which approximates actual cost.

The Division periodically reviews quantities of inventory on hand and compares these amounts to expected usage. The Division records, as a charge to cost of sales, any amounts required to reduce the basis of the inventory to net realizable value.

Property and Equipment

Property and equipment are recorded at cost. Additions and improvements are capitalized, and ordinary repairs and maintenance are charged to expense as incurred.

The Division provides for depreciation on property and equipment on the straight-line basis over their estimated useful lives, as follows:

Asset Classification	Useful Life

Computer equipment and software	3 years
Office furniture and equipment	2 - 5 years
Leasehold improvements	Life of lease or useful life, whichever is shorter

SOLILOQUY – A DIVISION OF JTT HOLDINGS, INC.
Notes to Financial Statements
Years Ended December 31, 2007 and 2006

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES...continued

Long-Lived Assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the excess of the asset’s carrying amount over the fair value of the asset, while long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. As of December 31, 2007, the Division does not believe that any impairment of its long-lived assets exists.

Revenue Recognition

Software Licenses, Services and Support Revenue

In accordance with the American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) No. 97-2, “Software Revenue Recognition, as amended by SOP No. 98-9, “Software Revenue Recognition, With Respect to Certain Transactions,” revenue from sales of software licenses is recognized when persuasive evidence of an arrangement exists, delivery of the product has occurred, no significant Division obligations remain with regard to the product’s functionality or customer acceptance, the fee is fixed or determinable and collectibility is probable.

The Division does not currently sell the license, maintenance, professional services, and hardware elements of these arrangements separately, and as a result, has not yet established vendor specific objective evidence (VSOE) of fair value for these related elements. Historically, the Division has primarily sold licenses that provide for a defined maintenance period and licenses that provide for a perpetual maintenance period.

For licenses with a defined maintenance period, revenue for multiple element arrangements, including license, maintenance, related professional services and hardware, is deferred and recognized ratably over the term of the contractual maintenance period. Licenses with a defined maintenance period are typically entered into with original equipment manufacturers. As a result, contractual maintenance periods vary under these arrangements, generally from four to nine years.

For the Division’s license arrangements that provide for perpetual maintenance terms, the Division has determined the estimated economic life of the software based on certain factors including the nature of the Division’s customer base and the useful life of certain hardware needed to use the Division’s software. Based on this analysis, the Division’s management estimated the economic life of the software to be 5 years. As a result, all license, maintenance, hardware, and professional service revenue related to these arrangements is deferred and recognized ratably over five years.

SOLILOQUY – A DIVISION OF JTT HOLDINGS, INC.
Notes to Financial Statements
Years Ended December 31, 2007 and 2006

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES...continued

Revenue Recognition...continued

Software Licenses, Services and Support Revenue...continued

The Division offers certain of its software solutions on an annual basis through a hosted application solution delivered through a standard web-browser. The Division applies Emerging Issues Task Force (EITF) No. 00-21, “Revenue Arrangements with Multiple Deliverables,” to hosting arrangements, as opposed to SOP No. 97-2 because under the Division’s hosting arrangements, the customer does not have the right to take possession of the software. In accordance with EITF No. 00-03, “Application of AICPA Statement of Position 97-2, Software Revenue Recognition, to Arrangements That Include the Right to Use Software Stored on Another Entity’s Hardware,” such arrangements are considered service contracts and are not within the scope of SOP No. 97-2. These arrangements are recognized ratably over the term of the agreement, generally one year.

Direct hardware costs related to deferred product revenue are deferred and recognized over the same term as the related license revenue.

Royalty and Other Revenue

Royalty revenue is earned from the licensing of the Division’s software technology to various customers under contracts, whereby the Division earns royalties based on sales to end users. Royalty revenue is recognized over the end user maintenance period, generally 12 months, beginning in the period in which the related license sale occurs and when the remaining revenue recognition criteria of SOP 97-2 have been met.

Other revenue includes specially designated work with certain educational institutions and is generally based on time and materials spent on the project. The associated revenue is deferred until contractual benchmarks are achieved.

Income Taxes

Income taxes are recorded in accordance with SFAS No. 109, “Accounting for Income Taxes,” (SFAS No. 109). For federal and state income tax filing purposes, the results of the Division’s operations are consolidated with JTT Holdings, Inc. The tax accounts of the Division have been computed using the separate return method. Accordingly, the current or deferred tax consequences of a transaction are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable currently or in future years. The classification of net current and noncurrent deferred tax assets or liabilities depend upon the nature of the related asset or liability. Deferred income taxes are provided for temporary differences between the income tax basis of assets and liabilities and their carrying amounts for financial reporting purposes. In addition, deferred taxes are recognized for operating losses that are available to offset future taxable income. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

SOLILOQUY – A DIVISION OF JTT HOLDINGS, INC.
Notes to Financial Statements
Years Ended December 31, 2007 and 2006

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES...continued

Fair Value of Financial Instruments

Financial instruments held or used by the Division consist of accounts receivable and accounts payable. Given the nature of the items considered financial instruments, management believes that their carrying values approximate fair value for all financial instruments at December 31, 2007 and 2006.

Concentration of Credit Risk and Significant Customers

Financial instruments that subject the Division to credit risk concentrations consist of accounts receivable. The Division has not experienced significant losses related to individual customers or groups of customers in any particular industry or geographic area. As of December 31, 2007, three customers accounted for 43%, 18% and 12% respectively of the Division’s accounts receivable. As of December 31, 2006, one customer accounted for 50% of the Division’s accounts receivable. In 2007, two customers accounted for 31% and 10%, respectively, of the Division’s revenue. In 2006, three customers accounted for 43%, 25%, and 12%, respectively, of the Division’s revenue.

Software Development Costs

The Division accounts for software development costs in accordance with SFAS No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed,” under which certain software development costs incurred subsequent to the establishment of technological feasibility are capitalized and amortized over the estimated lives of the related products. Technological feasibility is established upon completion of a working model. Costs incurred subsequent to the establishment of technological feasibility for new projects for the years ended December 31, 2007 and 2006 were not significant, and were charged to research and development expense.

Stock-Based Compensation

Effective January 1, 2006, the JTT Holdings, Inc. adopted SFAS No. 123(R), “Share Based Payment”, which is a revision of Statement No. 123 (“SFAS No. 123”) “Accounting for Stock Based Compensation.” SFAS No. 123(R) supersedes Accounting Principles Board (“APB”) No 25, “Accounting for Stock Issued to Employees”, and amends FASB Statement No. 95 “Statement of Cash Flows.” SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options and modifications to existing stock options, to be recognized in the statement of operations based on their fair values.

SFAS No. 123(R) requires nonpublic companies that used the minimum value method in SFAS No. 123 for either recognition or pro forma disclosures to apply SFAS No. 123(R) using the prospective-transition method. As such, JTT Holdings, Inc. will continue to apply APB Opinion No. 25 in future periods to equity awards outstanding at the date of SFAS No. 123(R)’s adoption that were measured using the minimum value method.

SOLILOQUY – A DIVISION OF JTT HOLDINGS, INC.
Notes to Financial Statements
Years Ended December 31, 2007 and 2006

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES...continued

Stock-Based Compensation...continued

Effective with the adoption of SFAS No. 123(R), JTT Holdings, Inc. has elected to use the Black-Scholes option pricing model to determine the weighted-average fair value of options granted. In accordance with SFAS No. 123(R), JTT Holdings, Inc. recognizes the compensation cost of share-based awards on a straight-line basis over the vesting period of the award. The determination of the fair value of share-based payment awards utilizing the Black-Scholes model is affected by the stock price and a number of assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends. JTT Holdings, Inc. does not have a history of market prices of the common stock as it is not a public company, and as such volatility is estimated in accordance with Staff Accounting Bulletin No. 107 (“SAB No. 107”) using historical volatilities of similar public entities. The expected life of the awards is estimated based on the simplified method, as defined in SAB No. 107. The risk-free interest rate assumption is based on observed interest rates appropriate for the terms of our awards. The dividend yield assumption is based on history and expectation of paying no dividends. Forfeitures are estimated at the time of grant and are revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Stock-based compensation expense recognized in the financial statements for the years ended December 31, 2007 and 2006 and thereafter is based on awards that are ultimately expected to vest.

The fair value of stock options issued to employees is measured with the following weighted average assumptions:

Risk-free interest rate	4.68-4.76%
Expected dividend yield	0%
Volatility factor	83%
Expected life of option	6.11 years

The weighted-average fair value of stock options granted during the years ended December 31, 2007 and 2006, under the Black-Scholes option pricing model was $0.10 and $0.04 per share, respectively. For the years ended December 31, 2007 and 2006, JTT Holdings, Inc. recorded stock-based compensation expense of $92 and $6,824 in connection with share-based payment awards. The Division recorded its portion of the expense using the allocation methods described in Note 1. For the years ended December 31, 2007 and 2006, the Division has recorded $92 and $6,300, respectively, of stock-based compensation expense related to both nonemployee and employee options. The compensation expense is primarily included in general and administrative and research and development expenses on the accompanying statements of operations. As of December 31, 2007, there was approximately $8,784 of unrecognized compensation expense related to non-vested stock option awards attributed to the Division that is expected to be recognized over a weighted-average period of 1.96 years.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense was $188,455 and $56,690 for the years ended December 31, 2007 and 2006, respectively.

SOLILOQUY – A DIVISION OF JTT HOLDINGS, INC.
Notes to Financial Statements
Years Ended December 31, 2007 and 2006

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES...continued

Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued Financial Accounting Standards Interpretation No. 48 (FIN No. 48), “Accounting for Uncertainty in Income Taxes”. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” FIN No. 48 prescribes a recognition threshold and measurement attributable for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN No. 48 is effective for nonpublic companies for fiscal years beginning after December 15, 2007. Management does not expect that the adoption of this standard will have a material effect on the Division’s financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”, which provides enhanced guidance for using fair value to measure assets and liabilities. SFAS No. 157 establishes a common definition of fair value, provides a framework for measuring fair value under U.S. generally accepted accounting principles and expands disclosure requirements about fair value measurements. SFAS No. 157 is effective for financial statements issued in fiscal years beginning after November 15, 2008, and interim periods within those fiscal years for all nonfinancial assets and liabilities, except those recognized or disclosed at fair value on a recurring basis. The Division is currently evaluating the impact, if any, the adoption of SFAS No. 157 will have on the Division’s financial statements.

In February 2007, the FASB issued Statement of Financial Standards No. 159 (FASB No. 159), “The Fair Value Option for Financial Assets and Financial Liabilities -- Including an Amendment of FASB Statement No. 115.” This Statement provides companies with an option to measure, at specified election dates, many financial instruments and certain other items at fair value that are not currently measured at fair value. This Statement is effective for fiscal years beginning after November 15, 2007. Management does not expect that the adoption of this standard will have a material effect on the Division’s financial position, results of operations or cash flows.

3.	PROPERTY AND EQUIPMENT

Property and equipment as of December 31 consists of the following at:

	2007	2006

Computer equipment and software	$127,613	$94,166
Office furniture and equipment	35,690	35,631
Leasehold improvements	6,932	6,919
Less - accumulated depreciation	(141,313)	(79,930)

Property and equipment, net	$28,922	$56,786

Depreciation expense for the years ended December 31, 2007 and 2006 was $61,383, and $51,867, respectively.

SOLILOQUY – A DIVISION OF JTT HOLDINGS, INC.
Notes to Financial Statements
Years Ended December 31, 2007 and 2006

4.	BORROWINGS

In July 2006, JTT Holdings, Inc. entered into a Loan and Security Agreement (the Agreement) with a financial institution to borrow $1,000,000. Interest on the borrowings under the Agreement is at a prime rate plus 1.25% (8.50% at December 31, 2007). As of December 31, 2007 and 2006, $940,000 was outstanding under the Agreement. JTT Holdings, Inc. has secured its obligation through a continuing security interest in the all properties, rights, and assets of JTT Holdings, Inc., including those of the Division. Under the Agreement, there are certain non-financial and negative covenants, as defined, which must be met by JTT Holdings, Inc. Borrowings by JTT Holdings, Inc. under the Agreement do not directly relate to the Division’s business; accordingly, such borrowings are not included in the accompanying balance sheets.

5.	INCOME TAXES

The benefit for income taxes for the Division for the years ended December 31, 2007 and 2006 is summarized as follows:

	2007	2006

Current:
Federal	$—	$—
State	—	—

	—	—

Deferred:
Federal	923,000	1,208,000
State	254,000	373,000

	1,177,000	1,581,000
Valuation allowance	(1,177,000)	(1,581,000)

	—	—

	$—	$—

Temporary differences that give rise to significant deferred tax assets at December 31, 2007 and 2006 are as follows:

	2007	2006

Deferred tax assets:
Deferred revenue	$3,569,000	$3,134,000
Net operating loss carryfowards	2,183,000	1,540,000
Tax credits	361,000	262,000
Other	11,000	11,000

	6,124,000	4,947,000
Deferred tax asset valuation allowance	(6,124,000)	(4,947,000)

	$—	$—

SOLILOQUY – A DIVISION OF JTT HOLDINGS, INC.
Notes to Financial Statements
Years Ended December 31, 2007 and 2006

5.	INCOME TAXES...continued

SFAS No. 109 requires a valuation allowance to be recorded if, based on the weight of the available evidence, it is more likely than not that some portion or all of the deferred tax asset may not be realized. During 2007 and 2006, the Division’s valuation allowance increased by approximately $1,177,000 and $1,581,000, respectively.

At December 31, 2007, the Division had net operating loss carryforwards for federal and state income tax purposes of approximately $2,200,000, and research and development federal tax credit carryforwards of approximately $361,000 available to reduce federal and state taxable income. These carryforwards expire through 2027.

Under the provisions of the Internal Revenue Code, certain substantial changes in the Division’s ownership may result in a limitation on the amount of net operating loss carryforwards, which can be used in future years.

6.	COMMITMENTS AND CONTINGENCIES

Operating Leases

JTT Holdings, Inc., leases its Waltham, Massachusetts office facility, which is used by the Division, under a non-cancelable operating lease which expires in 2008. JTT Holdings, Inc.’s total future minimum payments under this lease are $46,686 as of December 31, 2007, of which it expects to allocate approximately $45,000 to the Division.

The rent expense allocated to the Division under the operating lease was $168,480 and $126,484 for each of the years ended December 31, 2007 and 2006, respectively.

Capital Leases

The Division entered into lease agreements for its telephone and software equipment. The leases are being accounted for as capital leases in accordance with SFAS No. 13, “Accounting for Leases.” Accordingly, assets in the amount of $42,134 with accumulated amortization of $37,948 and $16,335 as of December 31, 2007 and 2006, respectively, are recorded in the Division’s property and equipment on the accompanying balance sheets. Amortization of assets under capital leases is included in depreciation expense and was $21,613 and $16,335 for the years ended December 31, 2007 and 2006, respectively.

The Division’s lease obligations under capital leases are as follows:

Total minimum lease payments	$5,288
Less - amount representing interest	(232)

Present value of minimum lease payments	5,056
Less - current portion of capital lease obligations	5,056

Long-term portion	$—

SOLILOQUY – A DIVISION OF JTT HOLDINGS, INC.
Notes to Financial Statements
Years Ended December 31, 2007 and 2006

6.	COMMITMENTS AND CONTINGENCIES...continued

Contingencies

From time to time, the Division has been named as a defendant in legal proceedings that have arisen in the normal course of business. Although the amount of damages that could result from any litigation cannot be predicted, in the opinion of management, the Division’s potential liability on all known claims would not have a material adverse effect on its financial position.

7.	STOCK OPTION PLAN

In 2005, JTT Holdings, Inc. adopted the 2005 Stock Plan (the Plan) under which shares of JTT Holdings, Inc.’s common stock were reserved for issuance to employees and consultants. Stock based awards granted under the Plan may be incentive stock options or nonstatutory stock options. Incentive stock options may only be granted to employees. Under the terms of the Plan, the Board of Directors shall specify the exercise price and vesting period of each stock option on the grant date, and certain options are exercisable upon the occurrence of a future event. The Plan authorizes the issuance of up to 24,727,315 shares of common stock. Typical vesting of the options is four years; 25% on the first anniversary of the vesting commencement date and the remaining 75% of the shares at the rate of 1/48 per month over the next thirty-six months. The options generally expire at the earlier of ninety days from the end of employment or ten years from the date of grant.

At December 31, 2007, 22,979,315 shares were available for grant under the Plan. The following table summarizes all stock option activity under the Plan, which includes option activity for Division employees:

	Number of Shares	Weighted- Average Exercise Price Per Share

Outstanding as of December 31, 2005	1,268,000	$0.10
Granted	435,000	0.10
Exercised	—	—
Forfeited	(145,000)	—

Outstanding as of December 31, 2006	1,558,000	0.10
Granted	45,000	0.10
Exercised	—	—
Forfeited	(225,000)	—

Outstanding as of December 31, 2007	1,378,000	$0.10

Exercisable as of December 31, 2007	970,626	$0.10

Exercisable as of December 31, 2006	665,903	$0.10

SOLILOQUY – A DIVISION OF JTT HOLDINGS, INC.
Notes to Financial Statements
Years Ended December 31, 2007 and 2006

7.	STOCK OPTION PLAN...continued

No options were exercised under the share-based payment arrangements for the years ended December 31, 2007 and 2006.

The following table summarizes information about stock options that are vested or expected to vest at December 31, 2007. The number of options outstanding is based on the unvested options outstanding at December 31, 2007, adjusted for the estimated forfeiture rate.

	Outstanding Options			Exercisable Options

Exercise Price	Number Outstanding	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Number Exercisable	Weighted- Average Exercise Price

$0.10	1,378,000	7.75 years	$ 0.10	970,626	$ 0.10

Stock Options Issued for Services

JTT Holdings, Inc. issues options to consultants to purchase shares of common stock. The shares vest over periods ranging up to four years. In accordance with SFAS No. 123(R) and EITF No. 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Connection with Selling Goods or Services”, the compensation expense is calculated using the Black-Scholes option pricing model. The expense is being recorded over the vesting period. The Division has recorded its portion of the expense using the allocation methods described in Note 1. The compensation charge (income) for the years ended December 31, 2007 and 2006 was $(1,440) and $2,194, respectively due to the change in the value of the common stock options and is recorded in research and development expenses on the accompanying statements of operations.

8.	EMPLOYEE RETIREMENT AND BENEFIT PLAN

The Division’s employees participate with JTT Holdings, Inc. in a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet certain eligibility requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. To date there have been no contributions made to the plan by the Division.

9.	SUBSEQUENT EVENTS

On January 7, 2008, JTT Holdings, Inc. sold substantially all of the Division’s assets to Scientific Learning, Inc., a publicly traded corporation. Scientific Learning, Inc. also assumed certain liabilities, as defined in the Asset Purchase Agreement. JTT Holdings, Inc. received proceeds of approximately $10,700,000.

SOLILOQUY – A DIVISION OF JTT HOLDINGS, INC.
Notes to Financial Statements
Years Ended December 31, 2007 and 2006

9.	SUBSEQUENT EVENTS...continued

On January 8, 2008, JTT Holdings, Inc. entered into an agreement with an existing customer that amended the terms of a previous agreement with the customer. Under this agreement, JTT Holdings, Inc. is required to refund $300,000 of advance payments received from the customer and issue a note to the customer to repay additional advance payments totaling approximately $638,000. These advance payments are included in the current portion of deferred revenue on the Division’s balance sheet at December 31, 2007.

On January 3, 2008, an employee of the Division filed suit against JTT Holdings, Inc. alleging ownership of royalty rights regarding certain of the Division’s intellectual property. The Division believes that the claims are without merit. Notwithstanding this position, the Division verbally negotiated a settlement with the plaintiff. On February 26, 2008, the plaintiff dismissed the pending lawsuit and does not intend to enter into the settlement agreement. Subsequent litigation may occur; however, losses associated with any potential litigation cannot be estimated at this time.